SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, DC 20549



                                                     FORM 8-K

                                                  CURRENT REPORT
                                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                                            SECURITIES AND EXCHANGE ACT


         Date of report (Date of earliest event reported): November 17, 1998


                                       USA BRIDGE CONSTRUCTION OF N.Y., INC.
                          (Exact Name of Registrant as Specified in Charter)


New York                         0-26262                  11-3032277
(State or Other Jurisdiction    (Commission             (IRS Employer
of Incorporation)                File Number)            Identification No.)

         53-09 97th Place, Corona, New York                         11368
         (Address of Principal Executive Offices)                 (Zip Code)


          Registrant's telephone number, including area code:   (718) 699-0100
















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Item 4.  Changes in Registrant's Certifying Accountant.

     On November 17, 1998, Scarano and Tomaro, P.C. (the "Former Accountant") declined to stand for reappointment as USA Bridge Construction of N.Y., Inc.'s (the "Company") independent public accountant. The Former Accountant's report on the financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to any uncertainty, audit scope or accounting principles. There were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Item 5.  Other Events.

     The engagement of a new accountant was approved by the Company's Board of Directors. The Company has engaged Massella, Tomaro & Co., LLP to replace the Former Accountant as the Company's independent certifying public accountant.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

                  16.1 Letter on change in certifying public accountant.


                                                    SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

November 23, 1998                     USA BRIDGE CONSTRUCTION OF N.Y., INC.

                                      By: /s/ Joseph Polito, President
                                          Joseph Polito, President




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